UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 3, 2013, Ixia (the “Company”) received a notice from The Nasdaq Stock Market LLC stating that because the Company had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”), the Company no longer complied with the Nasdaq listing requirements and specifically with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires that listed companies timely file all required periodic financial reports with the Securities and Exchange Commission (the “Commission”).

In a Form 12b-25 Notification of Late Filing filed by the Company with the Commission on March 19, 2013, the Company had reported that while its 2012 Form 10-K could not be filed by the prescribed due date of March 18, 2013, the Company expected to file the 2012 Form 10-K on or before April 2, 2013, which was the extended due date under Rule 12b-25. The Company was not, however, able to file the 2012 Form 10-K within the extended filing period.

On April 4, 2013, the Company filed the 2012 Form 10-K with the Commission and, by making such filing, has regained compliance with the Nasdaq listing requirements and specifically with Nasdaq Listing Rule 5250(c)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: April 8, 2013	By:	/s/ Thomas B. Miller
Thomas B. Miller
Chief Financial Officer

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